Exhibit 99.1

E-Waste Systems Launches Carbon Credit Initiative
with Village Green Global

The first combination of eWaste and Carbon Credit Trading for electronic assets

London, UK and Huntington Beach, CA – 12 March, 2013 -- E-Waste Systems, Inc. (OTCQB: EWSI) (the “Company”), an electronic waste management and reverse logistics company, announced today the breakthrough development of an exclusive software solution with Village Green Global (‘VGG’) to be operated under the eWaste Carbon Credit (eWasteCC™) brand name.

“eWasteCC™ brings the first public carbon credit trading ability to the e-waste industry. The software development agreement between EWSI and VGG will lead to a brand new asset class in carbon credits trading.  Adding the carbon credit community to the eWaste community enlarges the market opportunity for creating broader awareness and the faster adoption of proper eWaste™ recycling services while fighting the negative effects of landfills.  In conjunction with VGG’s SMARTWeb™, our eWasteCC™ brand can become a market leader as we jointly expand our network of partners around the globe,” stated Martin Nielson, CEO of EWSI.

The exponential proliferation of electronics and the ubiquitous global manufacturing of electronics  leaves a carbon footprint that is massive.  Electronics are a major contributor to the expansion of greenhouse gas emissions, as the raw materials used to produce them are energy intensive, are transported globally, and when landfilled, all the energy consumed is largely wasted. It is estimated that the embodied emissions in electronic goods imported to the US alone increased nearly 300% from ~170 Million tons of CO2 in 1997 to ~470 Million tons just seven years later, primarily driven by increased consumption of computers and peripherals, audio/video equipment, wireless communications equipment, and various components.[1]

Village Green Global has strategic partnerships with several commercial and not for profit organizations globally.  Outgrowth of this initiative is planned to include new marketing and sales promotion initiatives with more details forthcoming.

“Now for the first time and following our announced commitment to developing and deploying a portfolio of proprietary technologies for the eWaste industry and our growing eWaste network, and with the collaboration with VGG, eWasteCC™ will be able to support carbon credit trading for our growing global eWaste network.[2]  We are deeply committed to expanding this portfolio of proprietary technology so that we can jointly extract maximum value from end-of-life assets.” added Mr. Nielson.

EWSI, with nationwide logistics coverage that includes every zip code in the Continental US, expands its marketing and sales potential with this deal. “We are thrilled to complete this deal,” added Nielson. “Complementing our existing presence in the United States, China, and Europe, this effort with VGG gives us access to a breakthrough we believe no one else has in the eWaste industry and gives us a significant potential for expanding our base.”

VGG has a broad range of partners, clients and educators who use SMARTWeb™ to measure and manage their energy consumption and carbon emissions. The system’s extensive auditing and reporting capabilities gives users the data needed to identify and justify energy management investments, demonstrate regulatory compliance, benchmark environmental performance, and verify energy or emission credits for carbon trading.

“This e-waste module is a natural extension of the SMARTweb™ system,” said Doug Smith, CEO and Founder of VGG. “We are excited to help our clients better identify and quantify opportunities for responsible e-waste management. A key part of our approach is to simplify the key elements involved when deciding on an appropriate and compliant e-waste solution.”

Also collaborating on the module is Semper Pacific Wealth Strategies (SPWS), an investment advisory and business development firm, which entered into an agreement in July 2011 to create awareness about VGG’s SMARTWeb and other services. Once engaged, SPWS identified e-waste assessment as a natural extension of these services. This mission was to empower end users with efficient tools and technology to better understand their e-waste assets and liabilities, as well as to source, engage and then select the appropriate e-waste solutions provider.

"After many months of due diligence and communications we are pleased to announce that the partnership with EWSI was a natural fit as a Top line referral for clients and partners alike in need of this valuable service," said Michael W. Malott, CEO of SPWS and material investor in the module.

The software development agreement calls for the creation of a proprietary e-waste module (eWasteCC™) which identifies and quantifies the energy usage of electronics assets to reduce energy consumption, achieve compliant recycling, and facilitate carbon trading, all under the eWasteCC™ brand name.  The module integrates with VGG’s SMARTWeb™ system -- a proprietary and scalable energy reporting and carbon accounting tool offered as Software as a Service (SaaS) to large greenhouse gas emitters to reduce their energy and operating costs, validate their emissions, document their reductions and support carbon credit trading.

eWasteCC™ is a natural extension product of the award winning SMARTweb™ platform. Existing SMARTweb™ and associated white labeled version users will benefit from this module with data that will allow for a clear and strategic path to end of life refining of e-waste. Working in collaboration with EWSI and SPWS allows VGG to add additional value to its clients globally by reducing landfill generation and to potentially reduce waste management costs.

eWasteCC™ will allow VGG’s broad range of partners, clients and educations to realize similar economic and environmental benefits in the disposition of their IT and other electronic assets at end of life. This program, in conjunction with the Teaming Agreement already signed between the companies, will allow both EWSI and VGG to offer the services and software solutions to their respective clients and to share in the proceeds accordingly.  EWSI intends to immediately make available the services of VGG through its website in advance of the arrival of the new software module.

Terms of the software development agreement have been filed with SEC on Form 8-K.

References:
[1] Proceedings of the 2007 IEEE International Symposium on Electronics and the Environment
Carbon Emissions Embodied in Importation, Transport and Retail of Electronics in the U.S.: A Growing Global Issue, Orlando, FL, USA, May 07-May 10, ISBN: 1-4244-0861-X.
[2] Subject to carbon credit certifications and adherence to appropriate methodologies contained within the voluntary and compliant carbon markets in each participating region specified.

Industry Expansion

The e-waste and reverse logistics market has become a $100B+ annual business (Source: Blumberg Associates), excluding much of the resale of still usable goods that flood the marketplace as new updates in software and hardware are released. Furthermore, as environmental legislation and policies set more stringent requirements for the disposal of these items, many analysts and practitioners expect e-waste to grow faster than any other waste stream over the next 5 years. The benefits of e-waste management and recycling are many, including conservation of natural resources, creation of new jobs, prevention of environmental contamination by toxic chemicals, and reduction of energy requirements.

About VGG

Village Green Global Inc. (“VGG”) is a private company that has developed scalable energy and carbon accounting software, offered as a service (SaaS), to large greenhouse gas emitters for corporate social responsibility reporting and compliance management. Once objectively measured by VGG’s software, emissions or energy saved by a greenhouse gas emitter can be publically and privately sold as energy or emission credits to generate a new source of revenue to support energy efficiency and improved profitability. VGG’s core activities are the development and sale of energy and carbon accounting software services, environmental education and consulting, and the verification of energy or emission credits for carbon trading. For more information, visit http://www.villagegreenglobal.com.

About Semper Pacific

Semper Pacific Wealth Strategies (SPWS) is a boutique investment advisory firm specializing in commodity futures, futures options, hedging and Foreign Exchange (FOREX).

About E-Waste Systems, Inc.

E-Waste Systems, Inc. is the sole pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulatory or other mandates for handling e-waste. EWSI operates and assists its large geographical network of affiliates, applying best practices in professional management, offering state-of-the-art engineering, and providing a truly global e-waste solution. Additional information, including the business plan summary, is available on the Company’s website: www.ewastesystems.com.

For more information as it happens, follow @EWasteSystemsIn on Twitter,  Facebook, and LinkedIn. Or contact Investor Relations at: ir@ewastesystems.com

Safe Harbor Statement: Certain statements and information in this release constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.